UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
April 26, 2006
Centex Corporation
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	1-6776 (Commission File Number)	75-0778259 (IRS Employer Identification No.)

2728 N. Harwood Street, Dallas, Texas (Address of principal executive offices)	75201 (Zip code)
Registrant’s telephone number including area code: (214) 981-5000
Not Applicable
(Former name or former address if changed from last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On April 26, 2006, Centex Corporation, a Nevada corporation (the “Corporation”), announced its results of operations for the quarter and fiscal year ended March 31, 2006. A copy of the Corporation’s press release announcing these results is being furnished as Exhibit 99.1 hereto and is hereby incorporated in this Item 2.02 in its entirety by reference.
Item 7.01. Regulation FD Disclosure.
On April 26, 2006, Centex Corporation, a Nevada corporation (the “Corporation”), announced its results of operations for the quarter and fiscal year ended March 31, 2006. A copy of the Corporation’s press release (the “Press Release”) announcing these results, other information and earnings per share guidance for fiscal year 2007 is being furnished as Exhibit 99.1 hereto. The information in the Press Release under the captions “Additional Developments” and “Outlook” is furnished pursuant to this Item 7.01.
Item 8.01. Other Events.
On April 26, 2006, Centex Corporation, a Nevada corporation (the “Corporation”), announced its results of operations for the quarter and fiscal year ended March 31, 2006. A copy of the Corporation’s press release (the “Press Release”) announcing these results is being furnished as Exhibit 99.1 hereto. The attachments to the Press Release identified as Attachments 1 through 8 are hereby filed pursuant to, and incorporated by reference in, this Item 8.01. No other information from the Press Release is filed pursuant to, or incorporated in, this Item 8.01.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits

Exhibit Number	Description
99.1	Press Release dated April 26, 2006

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ James R. Peacock III
	Name:	James R. Peacock III
	Title:	Vice President, Deputy General Counsel and Secretary

Date: April 26, 2006

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release dated April 26, 2006